CONSENT OF INDEPENDENT AUDITORS



The Board of Trustees and Shareholders
DEVCAP Shared Return Fund

We consent to the use of our report for the DEVCAP Shared Return Fund, dated September 7, 2001, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

                                                   /ss/ KPMG LLP

Boston, Massachusetts
November 28, 2001

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